UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 21, 2011

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On October 21, 2010, BillMyParents, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), conducted an initial closing of an ongoing private offering (the “Offering”) and entered into subscription agreements (the “Subscription Agreement”) with 17 accredited investors pursuant to which we issued 6,356,250 shares of our Common Stock, and five year warrants to purchase an additional 495,313 shares of our Common Stock at an exercise price of $0.60 per share and 4,375,000 shares of our Common Stock at an exercise price of $0.50 per share, in exchange for gross proceeds totaling $2,542,500.

This financing transaction resulted in net proceeds to us of $2,245,000, after deducting fees and expenses.    Maxim Group LLC acted as the Placement Agent in connection with the offering and received cash proceeds totaling $254,250 and will receive warrants to purchase 635,625 shares of Common Stock at an exercise price of $0.60 per share as compensation.

The following summarizes the terms of the Subscription Agreement with the investors:

Securities Sold.  Each investor who invested less than $500,000 in the offering received one share of our Common Stock for $0.40 per share and a warrant to purchase up to one share of our Common Stock for each four shares purchased at $0.60 per share.   Each investor who invested $500,000 or more in the offering received one share of our Common Stock for $0.40 per share and a warrant to purchase up to one share of our Common Stock for each share purchased at $0.50 per share.

Additional Covenants.  The Company has agreed to certain covenants in connection with the Subscription Agreement including:

•

Listing of securities sold on any trading market that the Company applies to have its securities traded on;

•

Reservation of shares adequate to satisfy all warrants outstanding which were sold;

•

Replacement of securities lost by purchasers upon adequate evidence of such loss; and

•

Obligation to indemnify purchasers under specified circumstances.

Registration Rights.  The Company has entered into a Registration Rights Agreement with each purchaser of the Company’s securities under the Subscription Agreement pursuant to which the Company is required to file a registration statement for the re-sale of the Common Stock and Common Stock underlying the Warrants within 120 days after the final closing of the Offering, and to use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as possible after filing.

Warrants.  The warrants issued in connection with sale of Common Stock are five year warrants to purchase up to 495,313 shares of our Common Stock at a price of $0.60 per share; provided, however, the terms of the offering provided that three investors who purchased $500,000 of Common Stock were granted warrants to purchase up to 4,375,000 shares of common stock with an exercise price of $0.50 per share.

The summary of the financing transaction described above, and the summary of the terms of the securities and agreements related to such financing transaction, are qualified in their entirety by reference to the following documents which are filed as exhibits to this current report:

•

Form of Subscription Agreement;

•

Form of Common Stock Purchase Warrant; and

•

Form of Registration Rights Agreement.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The sales of Common Stock and warrants in the offering were made in private placements under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

The total number of outstanding shares of outstanding Common Stock as of the date of this report is 92,989,450.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.54	Form of Common Stock Purchase Warrant dated October 21, 2011
10.55	Form of Subscription Agreement dated October 21, 2011
10.56	Form of Registration Rights Agreement dated October 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: October 21, 2011	By:
Jonathan Shultz Chief Financial Officer

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